Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6108 Fax 913 696 6116 News Release

YRC Worldwide Reports Third Quarter 2018 Results

Results include Operating Income of $41.2 million and Adjusted EBITDA of $84.2 million

OVERLAND PARK, Kan., November 1, 2018 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for third quarter 2018 of $1.304 billion and consolidated operating income of $41.2 million, which included a $1.9 million net loss on property disposals. As a comparison, for the third quarter 2017, the Company’s results included operating revenue of $1.251 billion and consolidated operating income of $43.4 million, which included a $1.3 million net loss on property disposals.

Financial Highlights

•	In third quarter 2018, net income was $2.9 million compared to net income of $3.0 million in third quarter 2017.

•

On a non-GAAP basis, the Company generated consolidated Adjusted EBITDA of $84.2 million in third quarter 2018, an increase of $2.8 million compared to $81.4 million for the same period in 2017 (as detailed in the reconciliation below). Last twelve month (LTM) consolidated Adjusted EBITDA was $289.2 million compared to $273.4 million a year ago.

•	The total debt-to-Adjusted EBITDA ratio for third quarter 2018 improved to 3.13 times compared to 3.52 times for third quarter 2017.

•

Total purchased transportation expense increased $14.3 million in third quarter 2018 when compared to the same period last year, which is comprised of increases in long-term equipment lease expense of $9.3 million and third-party costs for customer specific logistics solutions of $8.4 million. These cost increases are consistent with our leasing strategy to upgrade revenue equipment in our fleet and provide expanded solutions that complement our existing network. Offsetting these strategic cost increases include a $6.2 million decrease in local purchased transportation and short-term rental costs due to continued execution of cost control measures.

•

Third quarter 2018 results included a non-union pension settlement charge at YRC Freight of $7.2 million. The pension settlement charge was triggered due to the amount of lump sum benefit payments distributed from plan assets in 2018. The lump sum benefit payments reduce pension obligations and are funded from existing pension plan assets and therefore do not impact the Company’s cash balance nor liquidity. The non-cash expense is excluded from operating income and Adjusted EBITDA.

•

Reinvestment in the business continued with $45.9 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $32.2 million, for a total of $78.1 million, which is equal to 6.0% of operating revenue for third quarter 2018. The total represents a $30.3 million increase over the $47.8 million investment in third quarter 2017. The majority of the investment was in tractors, trailers and technology.

Operational Highlights

•

The consolidated operating ratio for third quarter 2018 was 96.8 compared to 96.5 in third quarter 2017. The operating ratio at YRC Freight was 97.0 compared to 97.1 for the same period in 2017. The Regional segment’s third quarter 2018 operating ratio was 96.2 compared to 95.4 a year ago.

•	Third quarter 2018 tonnage per day decreased 4.0% at YRC Freight and decreased 5.0% at the Regional segment compared to third quarter 2017.

•

At YRC Freight, including fuel surcharge, third quarter 2018 revenue per hundredweight increased 7.1% and revenue per shipment increased 6.8% when compared to the same period in 2017. Excluding fuel surcharge, revenue per hundredweight increased 4.8% and revenue per shipment increased 4.4%.

•

At the Regional segment, including fuel surcharge, third quarter 2018 revenue per hundredweight increased 8.5% and revenue per shipment increased 10.6% when compared to the same period in 2017. Excluding fuel surcharge, revenue per hundredweight increased 6.3% and revenue per shipment increased 8.4%.

•	In third quarter 2018, third-party liability claims expense increased by $5.5 million compared to the third quarter 2017, primarily due to the occurrence of a significant claim in the third quarter.

Liquidity Update

•

At September 30, 2018, the Company had cash and cash equivalents and Managed Accessibility (as defined in the Company’s most recently filed periodic reports on Forms 10-K and 10-Q) under its ABL facility totaling $225.2 million compared to $209.8 million as of September 30, 2017.

•

For the nine months ended September 30, 2018, cash provided by operating activities was $157.9 million compared to cash provided by operating activities of $66.6 million for the nine months ended September 30, 2017, an improvement of $91.3 million.

•	At September 30, 2018, the Company’s outstanding debt was $904.4 million, a decrease of $58.0 million compared to approximately $962.4 million as of September 30, 2017.

“Pricing discipline and demand trends remained strong in third quarter with year-over-year growth in operating revenue, revenue per hundredweight and revenue per shipment statistics, both including and excluding fuel surcharge,” stated Darren Hawkins, chief executive officer of YRC Worldwide. “I am pleased with our focused discipline on growing yield and securing the right freight mix for our networks, while balancing our capacity constraints, minimizing third-party costs for local purchased transportation and reducing short-term rentals.”

“We continue to prioritize fleet replenishments which have resulted in overall cost reductions for vehicle maintenance expense and improved fuel miles per gallon. Through nine months, we have taken delivery of more than 1,000 tractors with approximately another 300 expected in the fourth quarter of this year. We have also taken delivery of more than 2,300 trailers in the first nine months of 2018, with approximately another 1,500 expected the rest of the year.” concluded Hawkins.

Key Segment Information – third quarter 2018 compared to third quarter 2017

YRC Freight	2018	2017	Percent Change (a)
Workdays	63.0	62.5
Operating revenue (in millions)	$822.1	$787.8	4.4%
Operating income (in millions)	$24.7	$23.2	6.5%
Operating ratio	97.0	97.1	0.1	pp
Total tonnage per day (in thousands)	24.46	25.47	(4.0)%
Total shipments per day (in thousands)	40.43	41.96	(3.7)%
Total picked up revenue per hundredweight incl FSC	$26.11	$24.38	7.1%
Total picked up revenue per hundredweight excl FSC	$22.85	$21.81	4.8%
Total picked up revenue per shipment incl FSC	$316	$296	6.8%
Total picked up revenue per shipment excl FSC	$277	$265	4.4%
Total weight/shipment (in pounds)	1,210	1,214	(0.3)%

Regional Transportation	2018	2017	Percent Change (a)
Workdays	63.0	62.5
Operating revenue (in millions)	$481.5	$463.5	3.9%
Operating income (in millions)	$18.4	$21.5	(14.5)%
Operating ratio	96.2	95.4	(0.8	)pp
Total tonnage per day (in thousands)	30.01	31.60	(5.0)%
Total shipments per day (in thousands)	39.22	42.10	(6.8)%
Total picked up revenue per hundredweight incl FSC	$12.73	$11.73	8.5%
Total picked up revenue per hundredweight excl FSC	$11.19	$10.52	6.3%
Total picked up revenue per shipment incl FSC	$195	$176	10.6%
Total picked up revenue per shipment excl FSC	$171	$158	8.4%
Total weight/shipment (in pounds)	1,530	1,501	1.9%

(a)	Percent change based on unrounded figures and not the rounded figures presented

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, November 1, 2018, beginning at 9:30 a.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA: a non-GAAP measure that reflects EBITDA, and further adjusts for net gains or losses on certain property disposals, letter of credit expenses, restructuring charges, transaction costs related to issuances of debt, nonrecurring consulting fees, permitted dispositions and discontinued operations, equity-based compensation expense, non-union pension settlement charges, and expenses associated with certain lump sum payments to our union employees, among other items, as defined in our credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain executive bonus compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenants in our term loan credit agreement as this measure is calculated as prescribed in our term loan credit agreement and serves as a driving component of key financial covenants. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•

Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt, letter of credit expenses, restructuring charges, transaction costs related to debt, or nonrecurring consulting fees, among other items;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

*    *    *    *    *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation): general economic factors; business risks and increasing costs associated with the transportation industry; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages; increasing pension expense and funding obligations; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; shortages of fuel and changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

*    *    *    *    *

About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Bri Simoneau
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
916-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$193.2	$91.6
Restricted amounts held in escrow	—	54.1
Accounts receivable, net	546.7	488.3
Prepaid expenses and other	61.9	66.1

Total current assets	801.8	700.1

PROPERTY AND EQUIPMENT:
Cost	2,754.9	2,770.2
Less - accumulated depreciation	(1,971.5)	(1,957.5)

Net property and equipment	783.4	812.7

Other assets	72.4	72.7

Total assets	$1,657.6	$1,585.5

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$206.0	$172.0
Wages, vacations, and employee benefits	231.3	182.3
Other current and accrued liabilities	165.0	159.3
Current maturities of long-term debt	25.1	30.6

Total current liabilities	627.4	544.2

OTHER LIABILITIES:
Long-term debt, less current portion	863.0	875.5
Deferred income taxes, net	3.2	3.1
Pension and postretirement	211.9	235.4
Claims and other liabilities	280.9	280.8
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,326.8	2,323.3
Accumulated deficit	(2,225.9)	(2,228.6)
Accumulated other comprehensive loss	(337.3)	(355.8)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(328.8)	(353.5)

Total liabilities and shareholders’ deficit	$1,657.6	$1,585.5

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Nine Months
	2018	2017	2018	2017
OPERATING REVENUE	$1,303.6	$1,251.2	$3,844.6	$3,682.4

OPERATING EXPENSES:
Salaries, wages and employee benefits (a)	743.0	723.5	2,228.7	2,178.3
Fuel, operating expenses and supplies	233.6	216.6	705.8	642.6
Purchased transportation	183.4	169.1	516.0	463.2
Depreciation and amortization	34.9	36.7	110.2	111.0
Other operating expenses	65.6	60.6	188.8	187.4
Losses on property disposals, net	1.9	1.3	7.3	3.0

Total operating expenses	1,262.4	1,207.8	3,756.8	3,585.5

OPERATING INCOME	41.2	43.4	87.8	96.9

NONOPERATING EXPENSES:
Interest expense	26.6	25.9	77.7	77.0
Non-union pension and postretirement benefits (a)	6.9	3.3	6.0	9.8
Other, net	0.1	10.3	(0.8)	13.0

Nonoperating expenses, net	33.6	39.5	82.9	99.8

INCOME (LOSS) BEFORE INCOME TAXES	7.6	3.9	4.9	(2.9)
INCOME TAX EXPENSE	4.7	0.9	2.2	0.4

NET INCOME (LOSS)	2.9	3.0	2.7	(3.3)
OTHER COMPREHENSIVE INCOME, NET OF TAX	12.2	2.5	18.5	12.9

COMPREHENSIVE INCOME	$15.1	$5.5	$21.2	$9.6

AVERAGE COMMON SHARES OUTSTANDING - BASIC	33,051	32,723	32,827	32,550
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	33,995	33,592	33,755	32,550

EARNINGS (LOSS) PER SHARE - BASIC	$0.09	$0.09	$0.08	$(0.10)
EARNINGS (LOSS) PER SHARE - DILUTED	$0.09	$0.09	$0.08	$(0.10)

(a)

Due to the adoption of ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, “Salaries, wages and employee benefits,” “Non-union pension and postretirement benefits” and “Operating Income” for 2017 have been updated to reflect the reclassification of pension expense.

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	2018	2017
OPERATING ACTIVITIES:
Net income (loss)	$2.7	$(3.3)
Noncash items included in net income (loss):
Depreciation and amortization	110.2	111.0
Equity-based compensation and employee benefits expense	16.2	16.9
Non-union pension settlement charge	7.2	—
Losses on property disposals, net	7.3	3.0
Deferred income tax benefit, net	—	(4.8)
Other noncash items, net	4.9	12.5
Changes in assets and liabilities, net:
Accounts receivable	(58.9)	(78.8)
Accounts payable	32.9	12.9
Other operating assets	3.1	11.4
Other operating liabilities	32.3	(14.2)

Net cash provided by operating activities	157.9	66.6

INVESTING ACTIVITIES:
Acquisition of property and equipment	(92.4)	(70.8)
Proceeds from disposal of property and equipment	4.9	8.2

Net cash used in investing activities	(87.5)	(62.6)

FINANCING ACTIVITIES:
Repayment of long-term debt	(20.9)	(48.2)
Debt issuance costs	—	(14.3)
Payments for tax withheld on equity-based compensation	(2.0)	(2.4)

Net cash used in financing activities	(22.9)	(64.9)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW	47.5	(60.9)
CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, BEGINNING OF PERIOD	145.7	275.7

CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, END OF PERIOD	$193.2	$214.8

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(71.3)	$(78.7)
Income tax refund (payment), net	(3.7)	3.2

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Nine Months
	2018	2017	%	2018	2017	%
Operating revenue:
YRC Freight	$822.1	$787.8	4.4	$2,401.0	$2,306.2	4.1
Regional Transportation	481.5	463.5	3.9	1,443.8	1,376.5	4.9
Other, net of eliminations	(0.0)	(0.1)		(0.2)	(0.3)

Consolidated	1,303.6	1,251.2	4.2	3,844.6	3,682.4	4.4
Operating income (loss):
YRC Freight	24.7	23.2		44.6	46.6
Regional Transportation	18.4	21.5		52.8	59.0
Corporate and other	(1.9)	(1.3)		(9.6)	(8.7)

Consolidated	$41.2	$43.4		$87.8	$96.9
Operating ratio (a):
YRC Freight	97.0%	97.1%		98.1%	98.0%
Regional Transportation	96.2%	95.4%		96.3%	95.7%
Consolidated	96.8%	96.5%		97.7%	97.4%

(a)

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of September 30, 2018	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$582.0	$(8.5)	$(6.9)	$566.6
ABL Facility (b)	—	—	—	—
Secured Second A&R CDA	26.9	—	(0.1)	26.8
Unsecured Second A&R CDA	48.2	—	(0.2)	48.0
Lease financing obligations	247.3	—	(0.6)	246.7

Total debt	$904.4	$(8.5)	$(7.8)	$888.1

SUPPLEMENTAL INFORMATION

As of December 31, 2017	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$595.5	$(10.4)	$(8.3)	$576.8
ABL Facility (c)	—	—	—	—
Secured Second A&R CDA	26.9	—	(0.1)	26.8
Unsecured Second A&R CDA	48.2	—	(0.3)	47.9
Lease financing obligations	255.5	—	(0.9)	254.6

Total debt	$926.1	$(10.4)	$(9.6)	$906.1

Our total leverage ratio for the four consecutive fiscal quarters ended September 30, 2018 was 3.13 to 1.00.

(b)	Managed Accessibility was $32.0M.
(c)	Managed Accessibility was $26.7M.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	Three Months		Nine Months
	2018	2017	2018	2017
Reconciliation of net income (loss) to Adjusted EBITDA (a):
Net income (loss)	$2.9	$3.0	$2.7	$(3.3)
Interest expense, net	26.2	25.9	77.2	76.7
Income tax expense	4.7	0.9	2.2	0.4
Depreciation and amortization	34.9	36.7	110.2	111.0

EBITDA	68.7	66.5	192.3	184.8
Adjustments for Term Loan Agreement:
Losses on property disposals, net	1.9	1.3	7.7	3.0
Letter of credit expense	1.6	1.7	5.0	5.1
Restructuring charges	0.5	0.3	1.7	0.3
Transaction costs related to issuances of debt	—	6.7	—	8.9
Nonrecurring consulting fees	2.0	—	5.2	—
Permitted dispositions and other	(0.4)	0.3	0.3	1.1
Equity-based compensation expense	0.7	1.3	5.5	5.3
Non-union pension settlement charge	7.2	—	7.2	—
Other, net (b)	2.0	3.3	5.8	7.2

Adjusted EBITDA	$84.2	$81.4	$230.7	$215.7

(a)	Certain immaterial reclassifications have been made to prior year to conform to current year presentation.
(b)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Nine Months
Adjusted EBITDA by segment:	2018	2017	2018	2017
YRC Freight	$48.6	$42.6	$125.2	$105.8
Regional Transportation	35.7	38.7	105.1	110.3
Corporate and other	(0.1)	0.1	0.4	(0.4)

Adjusted EBITDA	$84.2	$81.4	$230.7	$215.7

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	Three Months		Nine Months
YRC Freight segment	2018	2017	2018	2017
Reconciliation of operating income to Adjusted EBITDA (a):
Operating income	$24.7	$23.2	$44.6	$46.6
Depreciation and amortization	18.4	21.1	61.5	63.6
Losses on property disposals, net	1.6	1.0	6.5	1.7
Letter of credit expense	1.0	1.1	3.1	3.3
Restructuring charges	—	0.3	0.1	0.3
Non-union pension and postretirement benefits (b)	0.4	(2.9)	1.5	(8.8)
Nonrecurring consulting fees	1.9	—	5.0	—
Other, net (c)	0.6	(1.2)	2.9	(0.9)

Adjusted EBITDA	$48.6	$42.6	$125.2	$105.8

	Three Months		Nine Months
Regional Transportation segment	2018	2017	2018	2017
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$18.4	$21.5	$52.8	$59.0
Depreciation and amortization	16.2	15.6	48.4	47.4
Losses on property disposals, net	0.3	0.3	1.1	1.3
Letter of credit expense	0.6	0.5	1.7	1.6
Other, net (c)	0.2	0.8	1.1	1.0

Adjusted EBITDA	$35.7	$38.7	$105.1	$110.3

	Three Months		Nine Months
Corporate and other	2018	2017	2018	2017
Reconciliation of operating loss to Adjusted EBITDA (a):
Operating loss	$(1.9)	$(1.3)	$(9.6)	$(8.7)
Depreciation and amortization	0.2	—	0.3	—
Losses on property disposals, net	—	—	0.1	—
Letter of credit expense	0.1	0.1	0.2	0.2
Restructuring charges	0.5	—	1.6	—
Transaction costs related to issuances of debt	—	—	—	2.2
Permitted dispositions and other	(0.4)	0.3	0.3	1.1
Non-union pension and postretirement benefits (b)	(0.1)	(0.4)	(0.3)	(1.0)
Equity-based compensation expense	0.7	1.3	5.5	5.3
Other, net (c)	0.8	0.1	2.3	0.5

Adjusted EBITDA	$(0.1)	$0.1	$0.4	$(0.4)

(a)	Certain immaterial reclassifications have been made to prior year to conform to current year presentation.
(b)

Due to the adoption of ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, “Operating income (loss)” for 2017 has been updated to reflect the relassification of pension expense.

(c)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended September 30

(Amounts in millions)

(Unaudited)

	2018	2017
Reconciliation of net loss to Adjusted EBITDA (a):
Net loss	$(4.8)	$(10.8)
Interest expense, net	102.9	102.1
Income tax expense (benefit)	(5.5)	0.1
Depreciation and amortization	146.9	151.3

EBITDA	239.5	242.7
Adjustments for Term Loan Agreement:
Losses (gains) on property disposals, net	4.1	(0.4)
Letter of credit expense	6.7	6.8
Restructuring charges	2.3	0.3
Transaction costs related to issuances of debt	1.4	8.9
Nonrecurring consulting fees	5.2	—
Permitted dispositions and other	0.4	2.3
Equity-based compensation expense	6.7	6.6
Non-union pension settlement charge	14.8	—
Other, net (b)	8.1	6.2

Adjusted EBITDA	$289.2	$273.4

(a)	Certain immaterial reclassifications have been made to prior year to conform to current year presentation.
(b)	As required under our Term Loan Agreement, Other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
	3Q18	3Q17	2Q18	Y/Y % (b)	Sequential % (b)
Workdays	63.0	62.5	64.0

Total picked up revenue (in millions) (a)	$805.0	$776.3	$821.0	3.7	(2.0)
Total tonnage (in thousands)	1,541	1,592	1,623	(3.2)	(5.0)
Total tonnage per day (in thousands)	24.46	25.47	25.36	(4.0)	(3.5)
Total shipments (in thousands)	2,547	2,623	2,667	(2.9)	(4.5)
Total shipments per day (in thousands)	40.43	41.96	41.67	(3.7)	(3.0)
Total picked up revenue/cwt.	$26.11	$24.38	$25.29	7.1	3.2
Total picked up revenue/cwt. (excl. FSC)	$22.85	$21.81	$22.17	4.8	3.1
Total picked up revenue/shipment	$316	$296	$308	6.8	2.7
Total picked up revenue/shipment (excl. FSC)	$277	$265	$270	4.4	2.5
Total weight/shipment (in pounds)	1,210	1,214	1,217	(0.3)	(0.6)

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$822.1	$787.8	$827.6
Change in revenue deferral and other	(17.1)	(11.5)	(6.6)

Total picked up revenue	$805.0	$776.3	$821.0

	Regional Transportation
	3Q18	3Q17	2Q18	Y/Y % (b)	Sequential % (b)
Workdays	63.0	62.5	64.0

Total picked up revenue (in millions) (a)	$481.3	$463.4	$499.8	3.9	(3.7)
Total tonnage (in thousands)	1,891	1,975	2,002	(4.3)	(5.6)
Total tonnage per day (in thousands)	30.01	31.60	31.28	(5.0)	(4.1)
Total shipments (in thousands)	2,471	2,631	2,590	(6.1)	(4.6)
Total shipments per day (in thousands)	39.22	42.10	40.47	(6.8)	(3.1)
Total picked up revenue/cwt.	$12.73	$11.73	$12.48	8.5	2.0
Total picked up revenue/cwt. (excl. FSC)	$11.19	$10.52	$10.97	6.3	2.0
Total picked up revenue/shipment	$195	$176	$193	10.6	0.9
Total picked up revenue/shipment (excl. FSC)	$171	$158	$170	8.4	1.0
Total weight/shipment (in pounds)	1,530	1,501	1,546	1.9	(1.0)

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$481.5	$463.5	$499.0
Change in revenue deferral and other	(0.2)	(0.1)	0.8

Total picked up revenue	$481.3	$463.4	$499.8

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
	2018	2017	Y/Y % (b)
Workdays	190.5	190.0

Total picked up revenue (in millions) (a)	$2,373.6	$2,285.3	3.9
Total tonnage (in thousands)	4,663	4,766	(2.2)
Total tonnage per day (in thousands)	24.48	25.08	(2.4)
Total shipments (in thousands)	7,664	7,976	(3.9)
Total shipments per day (in thousands)	40.23	41.98	(4.2)
Total picked up revenue/cwt.	$25.45	$23.97	6.2
Total picked up revenue/cwt. (excl. FSC)	$22.33	$21.47	4.0
Total picked up revenue/shipment	$310	$287	8.1
Total picked up revenue/shipment (excl. FSC)	$272	$257	5.9
Total weight/shipment (in pounds)	1,217	1,195	1.8

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$2,401.0	$2,306.2
Change in revenue deferral and other	(27.4)	(20.9)

Total picked up revenue	$2,373.6	$2,285.3

	Regional Transportation
	2018	2017	Y/Y % (b)
Workdays	190.5	190.0

Total picked up revenue (in millions) (a)	$1,445.1	$1,378.8	4.8
Total tonnage (in thousands)	5,806	5,935	(2.2)
Total tonnage per day (in thousands)	30.48	31.24	(2.4)
Total shipments (in thousands)	7,505	7,902	(5.0)
Total shipments per day (in thousands)	39.40	41.59	(5.3)
Total picked up revenue/cwt.	$12.44	$11.61	7.1
Total picked up revenue/cwt. (excl. FSC)	$10.96	$10.43	5.1
Total picked up revenue/shipment	$193	$174	10.3
Total picked up revenue/shipment (excl. FSC)	$170	$157	8.2
Total weight/shipment (in pounds)	1,547	1,502	3.0

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$1,443.8	$1,376.5
Change in revenue deferral and other	1.3	2.3

Total picked up revenue	$1,445.1	$1,378.8

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.